EXHIBIT 99.01
Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

Shire receives label agreement in Europe for ulcerative colitis treatment, MezavantTM (mesalazine)

Basingstoke, UK and Philadelphia, US – December 14th 2006 – Shire plc (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ) announces that core labelling information, part of Shire’s Marketing Authorisation Application for MEZAVANT, has been agreed by the regulatory agencies for the 15 European countries (including UK, Germany, France and Spain) participating in the decentralised procedure. Following closure of the decentralised procedure, associated national approvals should follow in the first quarter of 2007, enabling Shire to make a phased launch of MEZAVANT in Europe.

MEZAVANT is the only ulcerative colitis treatment that utilizes novel MMX MULTI MATRIX SYSTEM™ drug delivery technology to provide gastro-resistant, prolonged release of mesalazine throughout the colon in a once daily dose. Available as a single strength tablet, containing mesalazine 1200mg, MEZAVANT will be indicated both for the induction of clinical and endoscopic remission in patients with mild to moderate, active ulcerative colitis; and for maintenance of remission. In 2005, over 450,000 patients were identified to be suffering with ulcerative colitis in Europe. In the US, the new drug application (NDA) was submitted to the U.S. Food and Drug Administration on December 22, 2005 and the PDUFA date is January 21, 2007.

Shire has in-licensed the exclusive rights from Giuliani S.p.A. to develop and commercialize MEZAVANT in the US, Canada, Europe (excluding Italy) and the Pacific Rim. Giuliani S.p.A. has developed MEZAVANT from proof of concept to Phase IIa and retains the development and commercialization rights in Italy and in South and Central America. Cosmo Pharmaceuticals S.p.A., Milan developed the MMX MULTI MATRIX SYSTEM technology and owns the trademark, MMX MULTI MATRIX SYSTEM.

For further information please contact:

Investor Relations	Cléa Rosenfeld (Rest of the World)	+44 1256 894 160
	Brian Piper (North America)	+1 484 595 8252

Media	Jessica Mann (Rest of the World)	+44 1256 894 280
	Matthew Cabrey (North America)	+1 484 595 8248

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Notes to editors

SHIRE PLC

Shire’s strategic goal is to become the leading specialty pharmaceutical company that focuses on meeting the needs of the specialist physician. Shire focuses its business on attention deficit and hyperactivity disorder (ADHD), human genetic therapies (HGT), gastrointestinal (GI) and renal diseases. The structure is sufficiently flexible to allow Shire to target new therapeutic areas to the extent opportunities arise through acquisitions. Shire believes that a carefully selected portfolio of products with a strategically aligned and relatively small-scale sales force will deliver strong results.

Shire’s focused strategy is to develop and market products for specialty physicians. Shire’s in-licensing, merger and acquisition efforts are focused on products in niche markets with strong intellectual property protection either in the US or Europe.

For further information on Shire, please visit the Company’s website: www.shire.com.

GIULIANI S.p.A.

Giuliani S.p.A., founded in 1889, is a privately owned specialty pharmaceutical company strategically focused in gastroenterology and dermatology. It is currently marketing proprietary products for the treatment and management of ulcerative colitis, Crohn’s disease, food intolerances and dermatological disorders. Giuliani’s R&D pipeline includes new chemical entities and biotechnological products targeted to treat inflammatory and autoimmune diseases.

COSMO Pharmaceuticals S.p.A.

The basic MMX™ Technology for the formulation of MEZAVANT was developed by Cosmo Pharmaceuticals SpA. Cosmo also owns the technology and process patents covering this compound. Cosmo Pharmaceuticals SpA is an R&D based pharmaceutical company. Its R&D covers advanced formulations with applications in gastro intestinal disorders. In addition, it manufactures ethical products and offers development services to other pharmaceutical companies. Cosmo is based in Lainate (Milan), Italy.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire's results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with: the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialization; the impact of competitive products, including, but not limited to the impact of those on Shire's Attention Deficit and Hyperactivity Disorder (ADHD) franchise; patents, including but not limited to, legal challenges relating to Shire's ADHD franchise; government regulation and approval, including but not limited to the expected product approval dates of SPD503 (guanfacine extended release) (ADHD),

Registered in England 2883758 Registered Office as above

SPD465 (extended release triple-bead mixed amphetamine salts) (ADHD), MESAVANCE (mesalamine) with MMX technology (SPD476) (ulcerative colitis), ELAPRASE (idursulfase) (Hunter Syndrome) and NRP104 (lisdexamfetamine dimesylate) (ADHD), including its scheduling classification by the Drug Enforcement Administration in the United States; Shire's ability to secure new products for commercialization and/or development; and other risks and uncertainties detailed from time to time in Shire's and its predecessor registrant Shire Pharmaceuticals Group plc's filings with the Securities and Exchange Commission, particularly Shire plc’s Annual Report on Form 10-K for the year ended December 31, 2005.

Registered in England 2883758 Registered Office as above